UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2016

People’s Utah Bancorp
(Exact name of registrant as specified in its charter)

Utah	001-37416	87-0622021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street American Fork, UT
(Address of principal executive offices)

84003
(Zip code)

(801) 642-3998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08Shareholder Director Nominations

On January 21, 2016 the Board of Directors of the Company set the 2016 Annual Meeting of Shareholders for Wednesday, May 18, 2016 at 8:00 a.m. MDT. The record date for the annual meeting was set for Thursday, March 24, 2016. As discussed previously in the 2015 Proxy Statement, the deadline for shareholder proposals for inclusion in the proxy statement for the 2016 Annual Meeting of Shareholders was December 9, 2015. A press release providing details about the 2016 Annual Meeting is attached hereto as Exhibit 99.1.

Item 8.01.Declaration of Quarterly Dividend.

On January 21, 2016 the Board of Directors declared an increase to its quarterly dividend to $0.07 per common share, a 16.7% increase. The dividend is payable February 12, 2016 to shareholders of record on February 1, 2016. A press release announcing the dividend is attached hereto as Exhibit 99.1.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Utah Bancorp

Date: January 21, 2016	By:	/s/ Richard T. Beard
Richard T. Beard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 21, 2016

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